Microsoft Word 11.0.6568;77Q(1)(a): Copies of any material amendments to the registrant's charter or by-laws
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                     GOLDMAN SACHS VARIABLE INSURANCE TRUST

                          AMENDMENT NO. 8 TO AGREEMENT
                            AND DECLARATION OF TRUST


         The undersigned Secretary/Assistant Secretary of Goldman Sachs Variable Insurance Trust hereby certifies that the following resolutions were duly adopted by the Board of Trustees of said Trust on August 4, 2005:

         RESOLVED, that the Agreement and Declaration of Trust of Goldman Sachs Variable Insurance Trust dated September 16, 1997 (the "Declaration") be amended as contemplated in Article V, Section 1 thereof by establishing and designating additional series of shares of beneficial interest to be known as the Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Money Market Fund and Goldman Sachs Equity Index Fund (the "Funds"), such Series to have the relative rights and preferences set forth in Sections 2 through 6 of Article V of the Declaration;

         FURTHER RESOLVED, that the Declaration be further amended as contemplated in Article V, Section 1 by establishing and designating classes of shares of beneficial interest of the Funds to be known as "Service Shares" or such other substantially similar name as may be determined by the officers listed below, in their sole discretion, any such change to be reflected in the amendment to the Declaration, such Service Shares to have the relative rights and preferences set forth in Sections 2 through 6 of Article V of the Declaration and set forth or incorporated by reference into the prospectuses offering such classes of shares; and


       FURTHER RESOLVED, that the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the Trust be, and each of them hereby is, authorized and directed to execute an instrument in writing incorporating the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.





As of August 4, 2005                            __/s/ Howard B. Surloff_________
                                                ---------------------
                                                Howard B. Surloff
                                                Title: Secretary



                     GOLDMAN SACHS VARIABLE INSURANCE TRUST

                          AMENDMENT NO. 9 TO AGREEMENT
                            AND DECLARATION OF TRUST


         The undersigned Secretary/Assistant Secretary of Goldman Sachs Variable Insurance Trust hereby certifies that the following resolutions were duly adopted by the Board of Trustees of said Trust on August 4, 2005:

         RESOLVED, that the Agreement and Declaration of Trust of Goldman Sachs Variable Insurance Trust dated September 16, 1997 (the "Declaration") be amended as contemplated in Article V, Section 1 thereof by establishing and designating additional separate classes of shares of beneficial interest of Goldman Sachs Variable Insurance Trust in each of the Goldman Sachs Capital Growth Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs Growth and Income Fund and Goldman Sachs Mid Cap Value Fund, to be known as "Service Shares" or such other substantially similar name as may be determined by the officers listed below, in their sole discretion, any such change to be reflected in the amendment to the Declaration, such Service Shares to have the relative rights and preferences set forth in sections 2 through 6 of Article V of the Declaration and set forth or incorporated by reference into the prospectuses offering such classes of shares;

         FURTHER RESOLVED, that the existing class of shares of beneficial interest of Goldman Sachs Variable Insurance Trust in each of the Goldman Sachs Capital Growth Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs Growth and Income Fund and Goldman Sachs Mid Cap Value Fund that was established and designated in the Declaration and Amendment No. 1 thereto shall be known as "Institutional Shares" or such other substantially similar name as may be determined by the officers listed below, in their sole discretion, any such change to be reflected in the amendment to the Declaration, such Institutional Shares to have the relative rights and preferences set forth in sections 2 through 6 of Article V of the Declaration and set forth or incorporated by reference into the prospectuses offering such classes of shares; and

       FURTHER RESOLVED, that the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the Trust be, and each of them hereby is, authorized and directed to execute an instrument in writing incorporating the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.



As of August 4, 2005                             _/s/ Howard B. Surloff_________
                                                 ----------------------
                                                 Howard B. Surloff
                                                 Title: Secretary